Exhibit 5.1

[Meritz & Muenz LLP. letterhead]
November 8, 2011

Vitamin Blue, Inc.
1005 West 18th Street
Costa Mesa, CA 92627

Re:           Vitamin Blue, Inc. Registration Statement on Form S-1

Gentlemen:

You have requested our opinion, as counsel for Vitamin Blue, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to the registration of 16,450,000 shares (the "Registered Shares") of Common Stock, $.0001 par value per share, (the "Common Stock") regarding 16,450,000 of the Registered Shares that have been issued in various private placements pursuant to an exemption from registration under the Act.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion.  It is our opinion that when there has been compliance with the Act, the Registered Shares, having been issued, delivered, and paid for, have been fully paid, validly issued and non-assessable pursuant to applicable Delaware law, including all applicable statutory provisions, the rules and regulations underlying those provisions, and applicable judicial and regulatory determinations and the regulations promulgated by the Securities and Exchange Commission under the Act, as amended.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus in the Registration Statement.

Respectfully yours,

Meritz & Muenz LLP.

By:  s/Lawrence A. Muenz
Lawrence A. Muenz
Partner